UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2023

MICROSOFT CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-37845	91-1144442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way
Redmond, Washington	98052-6399
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (425) 882-8080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00000625 par value per share	MSFT	NASDAQ
3.125% Notes due 2028	MSFT	NASDAQ
2.625% Notes due 2033	MSFT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Exchange Offers and Consent Solicitations

On October 16, 2023, Microsoft Corporation (“Microsoft”) announced that, in connection with the previously announced merger of Activision Blizzard, Inc. (“Activision Blizzard”) with and into a wholly-owned subsidiary of Microsoft (the “Merger”), with Activision Blizzard surviving the Merger as a wholly-owned subsidiary of Microsoft, Microsoft has commenced offers to exchange (each, an “Exchange Offer” and, collectively, the “Exchange Offers”) any and all outstanding notes issued by Activision Blizzard (the “Existing Activision Blizzard Notes”) for (1) up to $3,650,000,000 aggregate principal amount of new notes to be issued by Microsoft (the “New Microsoft Notes”) and (2) cash. Concurrently with the Exchange Offers being made by Microsoft, Activision Blizzard is, upon Microsoft’s request, soliciting consents (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) to adopt certain proposed amendments to each of the corresponding indentures governing the Existing Activision Blizzard Notes to eliminate certain of the covenants, restrictive provisions and events of default from such indentures.

Each Exchange Offer and Consent Solicitation is conditioned upon the completion of the other Exchange Offers and Consent Solicitations, although Microsoft may waive such condition at any time with respect to an Exchange Offer.

The New Microsoft Notes have not been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws. Therefore, the New Microsoft Notes may not be offered or sold in the United States or to any U.S. person absent registration, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

The Exchange Offers and Consent Solicitations are being made pursuant to the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement dated as of October 16, 2023 (as it may be amended or supplemented, the “Offering Memorandum and Consent Solicitation Statement”). A copy of the press release announcing the Exchange Offers and the Consent Solicitations is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 8.01, as well as Exhibit 99.1 attached hereto, is being furnished, not filed. Accordingly, such information will not be incorporated by reference into any registration statement filed by Microsoft under the Securities Act, unless specifically identified as being incorporated by reference therein.

Cautionary Statement Regarding Forward-Looking Information

This communication includes forward-looking statements within the meaning of federal securities laws. All statements, other than statements of historical fact, included in this communication are forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the timing of the Exchange Offers and Consent Solicitations. No assurances can be given that the forward-looking statements contained in this communication will occur as expected and actual results may differ materially from those included in this communication. Forward-looking statements are based on current expectations and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those included in this communication. Important risks, uncertainties and other factors are described in the Offering Memorandum and Consent Solicitation Statement, Microsoft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, Current Reports on Form 8-K and other filings Microsoft makes with the SEC and in Activision Blizzard’s Annual Report on Form 10-K for the year ended December 31, 2022, Activision Blizzard’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, Current Reports on Form 8-K and other filings Activision Blizzard makes with the SEC. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Except to the extent required by applicable law, neither Microsoft nor Activision Blizzard undertakes any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Exchange Offers and Consent Solicitations are being made to eligible holders solely pursuant to the Offering Memorandum and Consent Solicitation Statement and only to such persons and in such jurisdictions as is permitted under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
99.1	Joint Press Release, dated October 16, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROSOFT CORPORATION

	By:	/s/ Keith R. Dolliver
Keith R. Dolliver
Corporate Secretary

Date: October 16, 2023